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Exhibit 23.1

CONSENT OF LEGAL COUNSEL

The Board of Directors
Wentworth Energy, Inc.
(A Development Stage Enterprise)

        We consent to the reference to us under the heading "Legal Matters" in the Registration Statement of Wentworth Energy, Inc. on Form S-1.

/s/ Patton Boggs LLP

PATTON BOGGS LLP

Dallas, Texas

February 13, 2008

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  Exhibit 23.1
CONSENT OF LEGAL COUNSEL